Exhibit 24(b)(10) – Consent of Ernst and Young LLP, Independent Registered Public
Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment No. 59 to the Registration Statement (Form N-4 No. 333-28679) of Separate Account B of ING USA Annuity
and Life Insurance Company, and to the incorporation by reference therein of our reports dated (a) March
27, 2013, with respect to the financial statements of ING USA Annuity and Life Insurance Company and
(b) April 3, 2013, with respect to the financial statements of Separate Account B of ING USA Annuity and
Life Insurance Company.

                                                                                                                                          /s/ Ernst & Young LLP

Atlanta, Georgia
December 19, 2013